UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 19, 2016

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 19, 2016, RealNetworks, Inc. announced that William J. Patrizio joined RealNetworks as President, Consumer Media.
Mr. Patrizio is managing director at Opaka Partners, a consulting firm that he founded in 2013 that provides advisory services to management and investors in the technology, media and telecom industries. Previously, from January 2009 to October 2012, Mr. Patrizio served as chief executive officer and as a member of the board of directors of Red Bee Media, a creative, broadcast, and digital media software and services company based in the U.K., which was sold to Ericsson (NASDAQ: ERIC) in May 2014. From November 2007 to December 2008, he was president of the broadcast services division of Technicolor SA, a French corporation providing products and services for the communications, media, and entertainment industries, which division was sold to Ericsson in July 2012. Previously, Mr. Patrizio served as senior vice president and chief procurement officer at JPMorgan Chase & Co., senior vice president, strategic sourcing and procurement at The Walt Disney Company, and held various senior operations, sales, and marketing positions at Universal Studios, Joseph E. Seagram & Sons and Kellogg Company. Mr. Patrizio is currently an industry advisor with Silverwood Partners.  Mr. Patrizio holds an M.B.A. in finance and a bachelor's degree in marketing from Iona College.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated September 19, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Secretary
Dated: September 19, 2016

EXHIBIT INDEX

Exhibit No.
99.1	Press Release of RealNetworks, Inc. dated September 19, 2016.